As filed with the Securities and Exchange Commission on April 7, 2011
Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NAVIOS MARITIME PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	4412	N/A
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)
85 Akti Miaouli Street
Piraeus, Greece 185 38
(011) +30 210 459 5000
(Address and telephone number of Registrant’s principal executive offices)
Trust Company of the Marshall Islands, Inc.
Trust Company Complex, Ajeltake Island
P.O. Box 1405
Majuro, Marshall Islands MH96960
(011) +30 210 429 3223
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Kenneth R. Koch, Esq.
Todd E. Mason, Esq.
Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.
The Chrysler Center
666 Third Avenue
New York, New York 10017
(212) 935-3000 (telephone number)
(212) 983-3115 (facsimile number)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-157000
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment pursuant to General Instruction I.C. or a post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Aggregate Offering	Aggregate	Amount of
Title of Each Class of Securities to be Registered(1)	Registered(1)	Price Per Unit(1)	Offering Price(1)	Registration Fee(2)
Common units representing limited partnership interests
Debt Securities
Total			$19,000,000	$2,217.51

(1)	This registration statement relates to the registration statement on Form F-3 (Registration No. 333-157000) of the registrant, filed with the Securities and Exchange Commission on January 28, 2009, as amended (the “Prior Registration Statement”), pursuant to which the registrant registered such indeterminate number of common units and debt securities (collectively, “Securities”), as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $500,000,000. This registration statement is being filed to register additional Securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. As of the date of this registration statement, the maximum aggregate offering price of securities which remain to be offered pursuant to the Prior Registration Statement is $99,000,000. The maximum aggregate offering price of the additional securities being registered hereby pursuant to Rule 462(b) under the Securities Act is $19,000,000, which represents almost 20% of the maximum aggregate offering price of securities remaining on the Prior Registration Statement.

     This registration statement will become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE
     This registration statement is being filed with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV.A. to Form F-3.
     This registration statement relates to the shelf registration statement on Form F-3 (Registration No. 333-157000) of Navios Maritime Partners L.P. (the “Company”), filed with the Commission on January 28, 2009, as amended, and declared effective by the Commission on February 6, 2009 (the “Prior Registration Statement”), and is being filed for the purpose of increasing the dollar amount of the Company’s common units and debt securities, registered under the Prior Registration Statement by $19,000,000. The information set forth in the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, is incorporated by reference herein.
     The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Piraeus, Country of Greece on the 7th day of April, 2011.

NAVIOS MARITIME PARTNERS L.P.,
By:	/s/ Angeliki Frangou
	Name:	Angeliki Frangou
	Title:	Chairman of the Board of Directors and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Angeliki Frangou Angeliki Frangou	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	April 7, 2011

/s/ Efstratios Desypris Efstratios Desypris	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 7, 2011

* George Achniotis	Director	April 7, 2011

Signature	Title	Date
* Shunji Sasada	Director	April 7, 2011

/s/ Serafeim Kriempardis Serafeim Kriempardis	Director	April 7, 2011

/s/ Michael Sarris Michael Sarris	Director	April 7, 2011

* Robert Pierot	Director	April 7, 2011

* John Karakadas	Director	April 7, 2011

*	By executing her name hereto, Angeliki Frangou is signing this document on behalf of the persons indicated above pursuant to the power of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

By:	/s/ Angeliki Frangou
Angeliki Frangou

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
     Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Navios Maritime Partners L.P. in the United States, has signed the Registration Statement in the City of Newark, State of Delaware on the 7th day of April, 2011.

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director Authorized Representative in the United States

INDEX TO EXHIBITS

Exhibit
Number	Description of Document
5.1	Opinion of Reeder and Simpson, P.C. regarding the validity of securities being registered

23.1	Consent of PricewaterhouseCoopers S.A., Independent Registered Public Accounting Firm

23.2	Consent of Reeder and Simpson, P.C. (included in Exhibit 5.1)